UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

Whole Business Securitization Transaction

On April 26, 2021 (the “Closing Date”), FAT Brands Royalty I, LLC, a Delaware limited liability company (the “Issuer”), a special purpose, wholly-owned subsidiary of FAT Brands Inc., a Delaware corporation (the “Company”), completed the issuance and sale in a private offering (the “Offering”) of three tranches of fixed rate secured notes as follows: (i) 4.75% Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2, in an initial principal amount of $97,104,000; (ii) 8.00% Series 2021-1 Fixed Rate Senior Subordinated Secured Notes, Class B-2, in an initial principal amount of $32,368,000; and (iii) 9.00% Series 2021-1 Fixed Rate Subordinated Secured Notes, Class M-2, in an initial principal amount of $15,000,000 (collectively, the “Notes”).

The Notes were issued in a securitization transaction pursuant to which substantially all of the assets held by the Issuer and its subsidiaries were pledged as collateral to secure the Notes. As part of the transaction, the Company also contributed to the Issuer 100% of its equity interest in its subsidiary, FAT Virtual Restaurants LLC, under a Contribution Agreement dated as of the Closing Date and certain other revenue producing assets.

The Notes were offered and sold pursuant to a Note Purchase Agreement, dated April 20, 2021, by and among the Company, the Issuer and Jefferies LLC, as the initial purchaser (the “Initial Purchaser”). The Notes were offered and sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchaser offered the Notes for sale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act, and to non-U.S. persons in reliance on Regulation S under the Securities Act.

On the Closing Date, the Issuer used a portion of the net proceeds of the Offering to repay in full its outstanding Series 2020-1 6.50% Fixed Rate Senior Secured Notes, Class A-2, Series 2020-1 9.00% Fixed Rate Senior Subordinated Secured Notes, Class B-2, and Series 2020-2 9.75% Fixed Rate Subordinated Secured Notes, Class M-2, and pay fees and expenses related to the Offering. The remaining proceeds of the Offering were distributed to the Company, which intends to use such amount to repay other indebtedness and acquire additional brands and restaurant concepts.

Terms of the Notes

The Notes were issued under a Base Indenture, dated as of March 6, 2020, and amended and restated as of April 26, 2021 (the “Base Indenture”), a copy of which is attached hereto as Exhibit 4.1, and the related Series 2021-1 Supplement to the Base Indenture, dated April 26, 2021 (the “Series 2021-1 Supplement”), a copy of which is attached hereto as Exhibit 4.2, by and among the Issuer and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and Series 2021-1 Supplement (collectively, the “Indenture”) will allow the Issuer to issue additional series of notes in the future subject to certain conditions set forth therein.

While the Notes are outstanding, payment of principal and interest is required to be made on a quarterly basis. The legal final maturity of the Notes is April 25, 2051, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Notes will be repaid on July 25, 2023 (the “Anticipated Call Date”). If the Issuer has not repaid or refinanced the Notes by the Anticipated Call Date, additional interest equal to 1.0% per annum will accrue on each tranche of Notes.

Guarantee and Collateral Agreement

The Notes are generally secured by a security interest in substantially all of the assets of the Issuer and its subsidiaries (the “Guarantors” and, together with the Issuer, the “Securitization Entities”). Under the Guarantee and Collateral Agreement, dated April 26, 2021, a copy of which is attached hereto as Exhibit 10.1, among the Guarantors in favor of the Trustee, the Guarantors have guaranteed the obligations of the Issuer under the Indenture and related documents and secured the guarantee by granting a security interest in substantially all of their assets. On the Closing Date, these assets (the “Securitized Assets”) included substantially all of the revenue-generating assets of the Guarantors, consisting principally of franchise agreements, area development agreements and intellectual property.

The Notes are the obligations only of the Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the Notes.

Management Agreement

Under the terms of the Management Agreement, dated March 6, 2020, as amended and restated as of April 26, 2021, a copy of which is attached hereto as Exhibit 10.2, among the Company, the Securitization Entities and the Trustee, the Company will act as the manager with respect to the Securitized Assets (in such capacity, the “Manager”). The primary responsibilities of the Manager under the Management Agreement will be to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. The Management Agreement provides for a management fee payable monthly by the Issuer to the Manager in the amount of $200,000 which commenced March 6, 2020, subject to three percent (3%) annual increases from such date.

The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the management fee or is otherwise not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the Manager to perform or observe its obligations under the Management Agreement, (b) the breach by the Manager of any representation, warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The Notes are subject to covenants and restrictions customary for transactions of this type, including: (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes; (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective; and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities and Manager to maintain the stated debt service coverage ratio and leverage ratios, the sum of systemwide sales for all restaurants being below certain levels on certain measurement dates, certain Manager termination events, certain events of default and the failure to repay or refinance the Notes on the anticipated repayment dates. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

The above descriptions of the Base Indenture, Series 2021-1 Supplement, Guarantee and Collateral Agreement and Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

In connection with the transaction referenced in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Series 2020-1 Supplement to Base Indenture, dated March 6, 2020, Series 2020-2 Supplement to Base Indenture, dated September 21, 2020, and Supplement Number One to Base Indenture, dated September 21, 2020, each by and among the Issuer and UMB Bank, N.A., as trustee.

Item 2.03 Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 20, 2021, the Company issued a press release announcing the securitization refinancing transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1 *	Base Indenture, dated March 6, 2020, and amended and restated as of April 26, 2021, by and between FAT Brands Royalty I, LLC and UMB Bank, N.A., as trustee and securities intermediary.
4.2 *	Series 2021-1 Supplement to the Base Indenture, dated April 26, 2021, by and between FAT Brands Royalty I, LLC and UMB Bank, N.A., as trustee.
10.1	Guarantee and Collateral Agreement, dated April 26, 2021, by and among each of the Securitization Entities, as Guarantors, in favor of UMB Bank, N.A., as Trustee.
10.2	Management Agreement, dated March 6, 2020, and amended and restated as of April 26, 2021, by and among FAT Brands Inc., FAT Brands Royalty I, LLC, each of the Securitization Entities and UMB Bank, N.A., as Trustee.
99.1	Press release, issued by the Company on April 20, 2021.

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2021

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer